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                                                                     EXHIBIT 5.1

                    [STOKES & BARTHOLOMEW, P.A. LETTERHEAD]

                                 May 7, 1999

Prison Realty Corporation
10 Burton Hills Boulevard, Suite 100
Nashville, Tennessee 37215

Ladies and Gentlemen:

         We have acted as counsel to Prison Realty Corporation, a Maryland corporation (the "Company"), in connection with the Registration Statement on Form S-3, filed on May 7, 1999 (the "Registration Statement"), by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the offer and sale of up to 10,000,000 shares of its common stock, $0.01 par value per share (the "Common Stock"), which may be offered and sold by the Company from time to time as set forth in the prospectus which forms a part of the Registration Statement (the "Prospectus") in connection with the Company's Dividend Reinvestment and Stock Purchase Plan (the "Plan"). This opinion is being provided to you in connection with the filing of the Registration Statement.

         We have examined the originals or copies, certified or otherwise identified to our satisfaction, of all such records of the Company and all such agreements, certificates of public officials, certificates of officers or other representatives of the Company, and such other documents, certificates and other records as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including (i) the Charter of the Company (the "Charter"), (ii) the Amended and Restated Bylaws of the Company (the "Bylaws"), and (iii) certified copies of certain resolutions duly adopted by the Board of Directors of the Company. As to factual matters material to the opinions set forth below we have relied, without investigation, upon the representations and statements of the Company in the Registration Statement and in such certificates of government officials and officers of the Company as we have deemed necessary for the purpose of the opinions expressed herein.

         We have assumed that: (i) prior to the issuance of any Common Stock pursuant to the Plan, the Company will have a sufficient number of authorized but unissued shares of Common Stock authorized under its Charter and will comply with all other applicable requirements of Maryland law; and (ii) the issuance of the Common Stock pursuant to the Plan from time to time will be authorized by action of the Board of Directors of the Company (the "Resolutions") and in accordance with its Charter, Bylaws and applicable Maryland law.

         The opinions stated herein are limited to the federal laws of the United States, the laws of the State of Tennessee and the General Corporation Law of the State of Maryland. With respect to the opinions below that relate to the laws of the State of Maryland, we have relied upon that certain opinion of Miles & Stockbridge P.C., special Maryland counsel to the Company.



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Prison Realty Corporation
May 7, 1999
Page 2


         Based upon and subject to the conditions and limitation set forth herein, we are of the opinion that when the Registration Statement has become effective under the Act and following issuance and delivery of any such shares of Common Stock in the manner and on the terms described in the Registration Statement and the Plan, such shares of Common Stock will be validly issued, fully paid and non-assessable by the Company.

         We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name as it appears under the caption "Legal Matters" in the Prospectus contained in such Registration Statement.

                                               Very truly yours,

                                               Stokes & Bartholomew, P.A.